INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of
  The BlackRock New Jersey Investment Quality Municipal
Trust Inc.:

In planning and performing our audit of the financial statements of The BlackRock New Jersey Investment
Quality Municipal Trust Inc. (the "Fund") for the year ended October 31, 1998 (on which we have issued our report dated December 11, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The   management   of  the  Fund  is  responsible   for
establishing  and  maintaining  internal  control.   In
fulfilling this responsibility, estimates and judgments
by  management  are  required to  assess  the  expected
benefits  and  related  costs of controls.   Generally,
controls that are relevant to an audit pertain  to  the
entity's  objective  of preparing financial  statements
for  external  purposes that are  fairly  presented  in
conformity    with   generally   accepted    accounting
principles.  Those controls include the safeguarding of
assets   against  unauthorized  acquisition,  use,   or
disposition.

Because   of  inherent  limitations  in  any   internal
control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of the Fund's internal control would
not   necessarily  disclose  all  matters  in  internal
control   that  might  be  material  weaknesses   under
standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1998.

This report is intended solely for the information and use of management, the Board of Directors of The
BlackRock New Jersey Investment Quality Municipal Trust
Inc. and the Securities and Exchange Commission.





December 11, 1998